Exhibit 99.1

Carvana Announces Private Placement of Class A Convertible Preferred Stock

TEMPE – (BUSINESS WIRE) – December 4, 2017 – Carvana Co. (NYSE: CVNA), a leading eCommerce platform for buying used cars, today announced it has entered into an agreement to raise $100 million of Class A Convertible Preferred Stock in a private placement with Dundon Capital Partners, an investment fund founded by automotive industry veteran Tom Dundon. Carvana intends to use the proceeds to drive growth, including expanding its offering to more customers across the country.

“Tom Dundon has been a highly successful pioneer in the automotive industry, including founding Santander Consumer USA, and we’re excited to have him as a partner,” said Ernie Garcia, CEO of Carvana. “This deal gives us flexibility to pursue valuable growth opportunities, including opening additional markets, while continuing to focus on our path to profitability.”

“I’ve been watching Carvana from afar for years and while the size of the opportunity to bring automotive retail online has always been interesting, their operational success of late has really impressed me,” said Tom Dundon. “I couldn’t be more excited to be involved with such a dynamic company.”

Carvana will raise the proceeds through the issuance and sale of 100,000 shares of a newly created series of Class A Convertible Preferred Stock in a privately negotiated transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Preferred Stock accrues dividends at the rate of 5.5% per annum, and will be convertible into shares of Carvana’s Class A Common Stock at an initial rate reflecting a conversion price of $19.6945 per share. Carvana expects the sale to close promptly. Citigroup Global Markets Inc. and Wells Fargo Securities, LLC served as Capital Markets Adviser to Carvana.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online automotive retail platform, with a fully transactional website that enables consumers to quickly and easily buy a car online, including finding their preferred vehicle, qualifying for financing, completing the purchase and loan with signed contracts, and receiving delivery or pickup of the vehicle from one of Carvana’s proprietary automated Car Vending Machines.

About Dundon Capital Partners

Dundon Capital Partners LLC is a private investment firm headquartered in Dallas, Texas. Founded in 2015, Dundon Capital Partners LLC is focused on private equity and credit investments across industries, and looks to partner with best-in-class management teams to help companies achieve their long-term objectives. The firm is led by founder Tom Dundon, its Chairman and Managing Partner, who has more than 20 years of experience as an entrepreneur, operator, and investor across numerous industries. Selected current investments include Employer Direct Healthcare, Topgolf and Redpoint Capital.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the convertible preferred stock offering. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:

Investor Relations:

Mike Levin

Vice President, Investor Relations

investors@carvana.com

or

Media Contact:

Olson Engage

Kate Carver

carvana@olson.com